Exhibit 10.4

AMENDED AND RESTATED
OPERATING AGREEMENT OF
IBG LLC

Dated as of                  , 2007

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		Page

Section 12.2	Binding Effect	17
Section 12.3	Construction	17
Section 12.4	Headings	17
Section 12.5	Severability	18
Section 12.6	Incorporation by Reference	18
Section 12.7	Further Action	18
Section 12.8	No Other Beneficiaries	18
Section 12.9	Variation of Pronouns	18
Section 12.10	Governing Law	18
Section 12.11	Waiver of Action for Partition	18
Section 12.12	Counterpart Execution	18
Section 12.13	Sole and Absolute Discretion	18
Section 12.14	Non-Arbitrability	18

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AMENDED AND RESTATED OPERATING AGREEMENT OF IBG LLC

This AMENDED AND RESTATED OPERATING AGREEMENT of IBG LLC (formerly known as Interactive Brokers Group LLC) (the “Company”) is entered into and shall be effective as of the commencement of business on the      day of                   , 2007, by and among IBG Holdings LLC, a Delaware limited liability company (“IBG Holdings”), and Interactive Brokers Group, Inc., a Delaware corporation (“IBGI”), pursuant to the provisions of the Act, on the terms and conditions set forth hereinafter.

WHEREAS, the Company was originally established as The Timber Hill Group LLC, and changed its name to Interactive Brokers Group LLC on February 15, 2001 and to IBG LLC on November 20, 2006; and

WHEREAS, as a condition of the sale of Interests in the Company to IBGI and the admission of IBGI to the Company as the Managing Member, IBG Holdings and IBGI have agreed to restate the Operating Agreement of the Company as hereinafter set forth.

NOW, THEREFORE, IBGI and IBG Holdings, as the holders of all of the Interests in the Company, do hereby amend and restate the Operating Agreement of the Company in its entirety as follows:

ARTICLE I.

ORGANIZATION

Section 1.1                                      Formation. The Company was established as a limited liability company and is and shall be governed by the provisions of the Act, as hereinafter defined, and upon the terms and conditions set forth in this Agreement.

Section 1.2                                      Company Name. The name of the Company is IBG LLC, and all business of the Company shall be conducted in such name.

Section 1.3                                      Purpose. The purpose of the Company is any lawful act or activity for which limited liability companies may be formed under Sections 34-100 to 34-242, inclusive, of the Act.

Section 1.4                                      Principal Place of Business. The principal place of business of the Company shall be at such place as the Managing Member may designate. The Managing Member may change the principal place of business of the Company to any other place upon fifteen (15) days notice to the other Members.

Section 1.5                                      Term. The term of the Company commenced upon the filing of the Articles of Organization as described in Section 1.6(a) and shall continue until the winding up and liquidation of the Company, and the completion of its business following a dissolution event, as provided in Article XII hereof.

Section 1.6                                      Filings; Agent for Service of Process.

(a)                                  The Articles of Organization of the Company were filed as required by and in conformance with Section 34-121 of the Act (the “Articles of Organization”) on July 1, 1996. The Managing Member shall further cause to be executed, filed and recorded and shall cause to be published, if required by law, such other certificates or other instruments as may be necessary or desirable under the laws of any state in which the Company does business.

(b)                                 The address to which the Secretary of State shall send service of process is c/o Bergman, Horowitz & Reynolds, P.C., 157 Church Street, 19th Floor, New Haven, Connecticut 06510.

(c)                                  Upon the dissolution and following the wind-up and liquidation of the Company, the Managing Member shall promptly execute and cause to be filed Articles of Dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Company may have filed Articles or certificates.

Section 1.7                                      Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

“Act” means the Connecticut Limited Liability Company Act as set forth in Title 34, Chapter 613, Sections 34-100 to 34-242, inclusive, of the Connecticut General Statutes, as amended from time to time (or any corresponding provisions of succeeding law).

“Agreement” or “Operating Agreement” means this Amended and Restated Operating Agreement of IBG LLC, as amended from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interest in the Company held by such Member pursuant to the terms of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company” means IBG LLC, a Connecticut limited liability company.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Exchange Agreement” means that certain Exchange Agreement, dated as of [        ], 2007, by and among IBGI, the Company, IBG Holdings and the former members of the Company, pursuant to which, among other things provided therein, (i) the former members of the Company contributed their interests in the Company to IBG Holdings in exchange for interests therein, (ii) IBG Holdings sold to IBGI a portion of IBG Holdings’ interests in the Company, (iii) the IBG Holdings members were granted certain rights to have their interests redeemed by IBG Holdings; (iv) IBG Holdings was granted certain rights to redeem the interests of the IBG Holdings members; and (v) IBGI agreed to undertake public offerings of IBGI Common Stock and to purchase interests in the Company from IBG Holdings from time to time as specified therein.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)                                     The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Company;

(ii)                                  The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member, as of the following times:  (a) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for the redemption of an Interest in the Company; (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d)any other circumstance when the Managing Member, in its discretion, determines that a revaluation of the Property of the Company is necessary to properly reflect the economic relationship of the Members to one another and the Company;

(iii)                               The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution; and

(iv)                              The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Managing

Member determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), clause (ii) or clause (iv) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“IBGI Common Stock” means Class A common stock, par value $0.01 per share, of IBGI.

“Interest” means an ownership interest in the Company by a Member, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

“Liquidator” means the Managing Member or its successor or, if none, such other Person selected by a vote of the Members to conduct the winding-up of the Company and distribution of its assets following dissolution of the Company.

“Managing Member” means IBGI or a successor Managing Member appointed in accordance herewith.

“Member” means IBG Holdings and IBGI or any other Person who has become a Member pursuant to the terms of this Agreement and who has not ceased to be a Member. “Members” means all such Members.

“Net Cash Flow” means the gross cash proceeds from Company operations and from sales or refinancings attributable to Company assets less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Managing Member. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

“Person” means any individual, partnership, corporation, trust or other entity.

“Profits” and “Losses” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(v)                                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(vi)                              Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(vii)                           In the event the Gross Asset Value of any Company asset is adjusted, the amount of such adjustment shall be taken into account as if gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(viii)                        Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

(ix)                                In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period.

“Property” means all real and personal property acquired by the Company and any improvements thereto, and shall include both tangible and intangible property.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Shares” means the units into which the Interests are divided and by reference to which votes of the Members are determined and allocations of Profits and Losses and distributions of Net Cash Flow are made. Shares are fungible, and each Share shall have the same economic rights and exercise the same voting power as each other Share.

“Tax Priority” with respect to a holder of Shares means, with respect to each year, an amount equal to the sum of (i) the product of (A) the highest combined federal, state and local income tax rate, taking into account the federal deduction for state and local taxes, for individuals resident in New York City and (B) the amount of allocations of taxable income (exclusive of net capital gain) to the Shares of such holder with respect to such year and (ii) the product of (A) the highest combined federal, state and local income tax rate, taking into account the federal deduction for state and local taxes, on long term capital gains for individuals resident in New York City and (B) the amount of allocations of net capital gain to the Shares of such holder with respect to such year; provided that the rates used to compute the Tax Priority shall be no less than the actual combined federal, state and local income tax rates applicable to the allocable shares of income and net capital gain of the Managing Member.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, assign, mortgage, give, create a security interest in or lien on, encumber, place in trust (voting or otherwise), pledge, hypothecate, or otherwise dispose of.

ARTICLE II.

CAPITAL

Section 2.1                                      Initial Capital. The names, addresses, Capital Contributions and number of Shares of each of the Members, including any changes thereto from time to time, shall be maintained in the records of the Company and shall be made available to any Member upon request.

Section 2.2                                      Other Matters.

(a)                                  Except as otherwise provided in this Agreement, no Member shall demand or receive a return of its Capital Contributions or its entitlements with respect to its Shares, at any time, or withdraw from the Company without the consent of the Managing Member.

(b)                                 No Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company by reason of this Agreement. Except as otherwise provided by this Agreement any other agreements among the Members or applicable state law, no Member shall be required to make any additional Capital Contributions to the Company or lend any funds to the Company; and no Member shall have any personal liability for the repayment of any Capital Contributions of any other Member.

ARTICLE III.

ALLOCATIONS

Section 3.1                                      Profits and Losses. Profits and Losses of the Company, and each item thereof, shall be allocated among the Members in accordance with the number of Shares held by each.

Section 3.2                                      Other Allocation Rules.

(a)                                  It is the intention of the Members that all allocations provided in this Agreement be made in accordance with Code Section 704(b), and Regulation Section 1.704-1; and, notwithstanding anything to the contrary contained herein, the Managing Member may provide for the allocation of any item or items, for tax purposes or otherwise, including the allocation of any item or items to the Members as may be necessary to be consistent therewith.

(b)                                 In the event of a change in ownership of Shares and for purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Member using any permissible method under Code Section 706 and the Regulations thereunder.

Section 3.3                                      Allocations of Taxable Income or Loss.

(a)                                  Items of income, deduction, gain and loss that are recognized by the Company for federal income tax purposes shall be allocated among the Members consistent with the allocations of such items under Sections 3.1 and 3.2. To the extent appreciation or depreciation in asset values is reflected in capital accounts prior to recognition for tax purposes, allocations shall be made in accordance with the principles and provisions of Section 704(c) of the Code.

(b)                                 All items of federal income tax credit and items of tax credit recapture shall be allocated among the Members in accordance with the Members’ interests in the Company as of the time the tax credit or credit recapture arises, as provided in Regulation Section 1.704-1(b)(4)(ii).

(c)                                  Allocations pursuant to this Section 3.3 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member’s capital account or share of Profits or Losses or of distributions pursuant to any provision of this Agreement.

ARTICLE IV.

DISTRIBUTIONS

Section 4.1                                      Net Cash Flow. Except as provided in Section 4.2, Net Cash Flow, as determined by the Managing Member, shall be distributed among the Members at such times as the Managing Member determines, in its sole discretion.

Section 4.2                                      Tax Priority Distributions. Subject to the availability of Net Cash Flow, the Managing Member shall distribute to the Members on an annual basis with respect to each year and within 90 days following the end of such year amounts equal to no less than the Tax Priority with respect to their Shares for such year.

Section 4.3                                      Manner of Distributions. Each distribution to the Members shall be made to the holders of the Shares as reflected in registry of Shares of the Company on the record date for the distribution and in proportion to the number of Shares held by each Member.

ARTICLE V.

MANAGEMENT

Section 5.1                                      Authority of the Managing Member. Subject to the provisions of Section 5.3, the Managing Member shall manage the business of the Company and shall have all of the rights and powers which may be possessed by managing members under the Act including, without limitation, the right and power to:

(a)                                  acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(b)                                 deal in any Company assets, whether real property or personal property;

(c)                                  operate, maintain, finance, improve, construct, own, grant options with respect to, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)                                 execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance and operation of Property, or in connection with managing the affairs of the Company, including executing amendments to the Agreement and the Articles of Organization in accordance with the terms of the Agreement pursuant to any power of attorney granted by the Members to the Managing Member;

(e)                                  borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Property;

(f)                                    execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Property;

(g)                                 prepay in whole or in part, refinance, recast increase, modify or extend any liabilities affecting the Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Property;

(h)                                 care for and distribute funds to the Members by way of cash, income, return of capital or otherwise, all in accordance with the provisions of this Agreement; and perform all matters in furtherance of the objectives of the Company or this Agreement

(i)                                     appoint officers and agents of the Company and delegate to such Persons authority granted to the Managing Member hereunder;

(j)                                     contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers, accountants, and Members, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company, and enter into agreements with respect to their activities on behalf of the Company;

(k)                                  engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Property and Managing Member’s liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(l)                                     vote securities held by the Company;

(m)                               make any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law:  (i) to adjust the basis of Property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state or local law, in connection with transfers of Interests and Company distributions; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, or local’ tax returns; and (iii) to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members in their capacities as Members and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company or the Members;

(n)                                 take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement as may be necessary or appropriate to accomplish the purposes of the Company;

(o)                                 institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith; and

(p)                                 acquire and enter into any contract of insurance which the Managing Member reasonably deems necessary and proper for the protection of the Company, for the conservation of any asset of the Company, or for any purpose beneficial to the Company.

Section 5.2                                      Right to Rely upon Managing Member. Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managing Member as to:

(a)                                  the identity of the Managing Member or any other Member;

(b)                                 the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Managing Member or which are in any other manner germane to the affairs of the Company;

(c)                                  the Members who are authorized to execute and deliver any instrument or document of the Company; or

(d)                                 any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

Section 5.3                                      Restrictions on Authority of Managing Member. Except with the prior written consent of all of the Members, the Managing Member shall not have the authority to:

(a)                                  do any act in contravention of this Agreement;

(b)                                 knowingly perform any act that would subject any Member to personal liability for debts or obligations of the Company in any jurisdiction;

(c)                                  engage in any activity which substantially changes the nature of the Company’s business;

(d)                                 sell all or a substantial portion of the Property of the Company;

(e)                                  merge or consolidate the Company with or into another entity;

(f)                                    convert the Company, by whatever means, into a corporation or another form of business entity; or

(g)                                 dissolve or liquidate the Company.

Section 5.4                                      Duties and Obligations of the Managing Member. The Managing Member shall:

(a)                                  take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Connecticut (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged) and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development maintenance, preservation and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations;

(b)                                 devote to the Company such time as may be necessary for the proper performance of all duties hereunder in the discretion of the Managing Member;

(c)                                  be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Company;

(d)                                 use its reasonable efforts to cause the Company to be formed, reformed, qualified or registered under assumed or fictitious name statutes or similar laws in any state or country in which the Company owns property or transacts business if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business; and

(e)                                  manage and control the affairs of the Company and in doing so use its reasonable efforts to carry out the purpose of the Company for the benefit of all of the Members and in exercising its powers, recognize its fiduciary responsibility to the Company.

Section 5.5                                      Compensation and Expenses.

(a)                                  No Member shall receive any salary, fee or draw for services rendered to or on behalf of the Company, except as the Managing Member shall determine.

(b)                                 The Managing Member may charge the Company for expenses reasonably incurred in connection with the Company’s business and operations. For avoidance of doubt, the Members acknowledge that IBGI has been formed to provide access by the Company to the capital markets and IBG Holdings has been formed to assure a continuity in management of the Company during the transition to public ownership through IBGI. The Members acknowledge and agree that the expenses of operation and maintenance of IBGI and IBG Holdings shall be borne by the Company as an expense of operations pursuant hereto.

Section 5.6                                      Signatures; Power of Attorney. Subject to the limitations imposed by Section 5.1, the signature of the Managing Member shall be necessary and sufficient to convey title to any real property owned by the Company or to execute any promissory notes, trust deeds, mortgages or other instruments of hypothecation. All of the Members agree that a copy of appropriate provisions of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of the Managing Member shall be sufficient to execute any documents necessary to effectuate this or any other provision of this Agreement. All of the Members do hereby appoint the Managing Member as their attorney-in-fact for the execution of any or all of the documents described herein.

ARTICLE VI.

RECORDS AND ACCOUNTING

Section 6.1                                      Records and Accounting. Proper and complete records and books of account of the business of the Company shall be maintained at the Company’s principal place of business. All books and records of the Company shall be kept in accordance with Generally Accepted Accounting Principles in the United States (U.S. “GAAP”).

Section 6.2                                      Tax Information. Prior to the day on which the Company’s tax return for such fiscal year is filed, the Managing Member shall cause to be delivered to each Person who was a Member at any time during such fiscal year all information necessary for the preparation of such Member’s federal income tax return, including a statement showing such Member’s distributive share of the Company’s income, gains, losses, deductions, credits and tax preferences for the taxable year of the Company ending within or with its taxable year for federal income tax purposes, and the amount of any distribution made to or for the account of such Member pursuant to this Agreement; provided, however, that within ninety (90) days after the end of each fiscal year, the Managing Member shall cause to be delivered to each such Person an estimate of all such information.

Section 6.3                                      Tax Returns. The Managing Member shall cause all required federal and state and local information returns for the Company to be prepared and timely filed with the appropriate authorities.

Section 6.4                                      Accounting Decisions. All decisions as to accounting principles used for financial reporting and tax accounting purposes shall be made by the Managing Member on a basis that is acceptable to the Company’s accountants notwithstanding any other provisions to the contrary contained in this Agreement.

Section 6.5                                      Tax Elections. The Managing Member may, from time to time, make the tax elections it deems necessary, in its sole discretion to carry out the business of the Company or the purposes of this Agreement. However, the Managing Member shall cause the Company to elect, pursuant to Code Section 754 of the Code, to adjust the basis of Company property upon the transfer of an Interest or distribution of property as provided by the Code.

Section 6.6                                      Fiscal Year. The fiscal year of the Company shall be the calendar year.

Section 6.7                                      Tax Matters. The Managing member shall act for the Company as “tax matters partner” for purposes of Section 6231(a)(7) of the Code.

ARTICLE VII.

AMENDMENTS; MEETINGS; VOTING

Section 7.1                                      Amendment. Except as otherwise required by law or as provided elsewhere in this Agreement, this Agreement may be amended in any respect only with the unanimous consent of the Members.

Section 7.2                                      Amendment to Articles of Organization. In the event this Agreement shall be amended pursuant to this Article VII, the Managing Member shall amend the Articles of Organization to reflect such change if the Managing Member deems such amendment to be necessary.

Section 7.3                                      Meetings of Members. Meetings for purposes of voting shall be called by the Managing Member who shall be required to give written notice thereof to all Members entitled to vote at such meeting no less than ten (10) days and no more than thirty (30) days prior to the date of such meeting. Any such notice shall state briefly the purpose of the meeting, which shall be held at a reasonable time and at the principal office of the Company or such other location as shall be stated in the notice.

Section 7.4                                      Proxy of Member. Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Member executing it.

Section 7.5                                      Consent or Voting.

(a)                                  All voting shall be based on the Shares outstanding and not the number of Members.

(b)                                 In the event that the consent or vote of the Members shall be required for any action hereunder and no specific proportion is stated herein, the affirmative vote of the Members holding more than fifty percent (50%) of the total number of Shares outstanding shall be required for such action. Where a consent or vote of a specified percentage of Members or Interests is required, the affirmative vote of Members holding at least such specified percentage of the total number of Shares outstanding shall be required.

ARTICLE VIII.

PROVISIONS RELATING TO MEMBERS

Section 8.1                                      Investment Representation. Each Member represents and warrants that (a) its Interest is acquired for investment and not with a view to the resale or other distribution thereof, (b) it is understood that none of the Interests have been registered under the Securities Act of 1933 or any similar legislation in any other country or jurisdiction, and that there may be no market for any Interest, and (c) the Interest is obtained without the benefit of any representation, warranty, or other assurance with respect to the financial condition or prospects of the Company or its Members or other representatives thereof.

Section 8.2                                      Restrictions on Member’s Transfer of an Interest.

(a)                                  Except as provided in paragraph (b) of this Section 8.2, no Member may Transfer all or any portion of its Shares or any rights or entitlements deriving from its Interest in the Company at any time or howsoever acquired without the written consent of the remaining Members, which consent may be denied for any reason whatsoever.

(b)                                 Shares may be Transferred from time to time by IBG Holdings to IBGI in exchange for the proceeds of the sale by IBGI of IBGI Common Stock pursuant to and in accordance with the Exchange Agreement.

Section 8.3                                      Documentation Regarding Interests. The Members’ Interests shall be documented and recorded by an entry on the Company’s books and shall not be certificated or otherwise documented except as may be determined by the Managing Member. If any Transfer of a Member’s Interest is permitted pursuant to the terms of this Agreement, such Transfer shall after receipt by the Managing Member of all required documentation thereof be made by a proper entry on the books of the Company. Any Transfer which is required pursuant to the terms of the Exchange Agreement may be effected by the Managing Member without further action by the Transferring Member.

Section 8.4                                      Interests and Shares. Upon the date of this Agreement, the number of Shares into which the Interests are divided corresponds to the sum of the number of shares of IBGI Common Stock outstanding and common shares (representing membership interests) of IBG Holdings outstanding. It is the intent of the Members that this relationship remain constant throughout the term of the Company. It is anticipated that from time to time and without regard to the Exchange Agreement, IBGI may issue additional shares of IBGI Common Stock under incentive plans for employees (including IBGI’s 2007 Stock Incentive Plan), in exchange for capital or in other arrangements that benefit the Company. In any such case, it is the intention of the Members that a corresponding number of Shares shall be issued to IBGI in exchange for the consideration received by it for its issuance of additional shares of IBGI Common Stock. If any shares of IBGI Common Stock are issued subject to restrictions resulting in forfeiture to IBGI or are otherwise redeemed by IBGI, a corresponding number of Shares of the Company shall be surrendered to the Company by IBGI for cancellation. Similarly, if any common shares of IBG Holdings are forfeited to IBG Holdings and as a result thereof are no longer outstanding, a corresponding number of Shares of the Company shall be surrendered to the Company by IBG Holdings for cancellation. These and other adjustments to the number of Shares outstanding may be made from time to time as necessary to properly reflect the relative Interests of the Members.

ARTICLE IX.

MANAGING MEMBER

Section 9.1                                      Appointment of Managing Member. By the Members’ execution of this Agreement, IBGI is appointed as Managing Member.

Section 9.2                                      Permitted Transfers. A Managing Member may transfer all or any portion of its Interest to any Person only with the consent of the remaining Members.

Section 9.3                                      Resignation of Managing Member. Upon ninety (90) days prior written notice, any Managing Member may resign. In the event of the resignation of a Managing Member, a successor Managing Member shall be appointed as provided in Section 9.4 below.

Section 9.4                                      Successor Managing Member. If the Managing Member ceases to act as Managing Member, the successor Managing Member shall be selected by the majority vote of the Members. The successor Managing Member shall become a Managing Member upon its written acceptance of the appointment and written agreement to be bound as a Managing Member under the terms of this Agreement. In the event a successor Managing Member is designated and accepts the designation, the successor Managing Member shall assume all the duties and obligations of the predecessor Managing Member set forth in this Agreement

Section 9.5                                      Rights of Resigned Managing Member.

(a)                                  The resignation of a Managing Member shall not affect its right to reimbursement for expenses incurred.

(b)                                 A resigned Managing Member (which term, for purposes of this section, shall include its successors and assigns) shall continue to have the rights and obligations of a Member with respect to its continuing Interest, if any.

ARTICLE X.

ADMISSION AND WITHDRAWAL OF MEMBERS

Section 10.1                                Admission. No Person, other than an existing Member, shall acquire an Interest directly from the Company or otherwise be admitted as a Member of the Company except with the consent of the Managing Member and an approving vote of the remaining Members. Any Person to be admitted as a Member shall execute such documents and instruments, including an agreement to be bound by the terms of this Agreement, and shall satisfy such other conditions as the Managing Member shall require.

Section 10.2                                Withdrawal and Dissociation. No Member shall be permitted to withdraw from the Company without the consent of the Managing Member and an approving vote of the remaining Members. Anything in Section 34-180 of the Act to the contrary notwithstanding, except as expressly provided herein, no Member shall be entitled to receive any distribution of money or other property prior to the dissolution and liquidation of the Company.

ARTICLE XI.

DISSOLUTION AND LIQUIDATION

Section 11.1                                Dissolution. The Company shall continue until the occurrence of any one or more of the following events:

(a)                                  such time that the Managing Member, with an approving vote of the remaining Members, determines to dissolve the Company; or

(b)                                 upon the bankruptcy, resignation, dissolution, or withdrawal of the Managing Member, or upon the occurrence of any event which, under the provisions of the Act, would cause a dissolution; provided, however, that upon such an occurrence, no dissolution shall occur if the Members, by a majority vote, elect to continue the business of the Company and appoint a successor Managing Member in accordance with Section 9.4.

No Member has the right, on account of any dissolution of the type described in this Section 11.1, to have the Company’s assets applied to discharge its liabilities or to have the value of its Interest ascertained or paid for.

Section 11.2                                Winding-Up of Affairs. Upon the dissolution of the Company in accordance with the provisions of this Agreement, the Company shall immediately commence winding up its affairs and shall file a notice of dissolution or cancellation. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Liquidator, who is hereby authorized to do all acts authorized by law for these purposes. Without limiting the generality of the foregoing, the Liquidator, in carrying out such winding-up and distribution, shall have full power and authority to sell all or any of the Company assets or to distribute the same in kind to the Members. Any assets distributed in kind shall be subject to all operating agreements or other agreements relating thereto which shall survive the termination of the Company. Following the winding-up of the Company, the proceeds from liquidation of Company assets shall be applied and distributed as set forth in Section 11.3.

Section 11.3                                Liquidating Distributions.

(a)                                  Following dissolution of the Company and incident to the winding-up of the Company’s affairs, all debts and liabilities of the Company shall be discharged in the order of priority provided by law. The fair market value of the respective remaining assets of the Company shall then be determined; with the fair market value of any assets other than cash being determined by an independent appraiser selected by the Liquidator with the approval of a majority vote of the Members. Thereupon, the assets of the Company shall be distributed to the Members in proportion to the number of Shares held by each Member in relation to the aggregate number of outstanding Shares. For purposes of such allocation only, it shall be assumed that the assets of the Company other than cash had been sold for an amount equal to their fair market value as determined above, and that the income, gain or loss from such sale had been allocated in accordance with Article III. Each Member shall receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Member to Member, all as the Liquidator may decide. Except as provided below, if such distributions are insufficient to return to any Member the full amount of its Capital Contributions, such Member shall have no recourse against the Company or any other Member.

(b)                                 The proceeds of liquidation and any unliquidated assets of the Company shall be distributed as provided in Section 11.3(a). Any reserves established by the Liquidator in the course of such distribution shall be held for so long as the Liquidator shall deem necessary in a special account maintained by the Liquidator for the purpose of paying contingent or unforeseen liabilities or obligations. At the time the Liquidator determines that there is no longer a need for the reserve, it shall be distributed in the order of priority established in Section 11.3(a). The distribution of the reserve shall commence where the initial distribution of the assets of the Company ended. For purposes of this Section 11.3, expenses of dissolution and liquidation shall be treated as debts and obligations of the Company.

ARTICLE XII.

MISCELLANEOUS

Section 12.1                                Notices. All notices, consents, approvals, requests, demands or other communications (“notices”) which any of the parties to this Agreement may desire to be required to give hereunder, shall be in writing and shall be deemed properly given if (i) hand delivered, (ii) sent by private or public mail carrier which provides evidence of delivery, (iii) sent by United States, certified or registered mail, postage prepaid, return receipt requested, (iv) sent by facsimile transmission or (v) sent by electronic mail, in each case addressed as follows:

(a)                                  to the Company, or the Managing Member, at the principal place of business of the Company or to such other addresses as may be designated by the Managing Member by notice to all Members pursuant to the terms of this Section; and

(b)                                 to Members at the address set forth on the signature page hereto or to such other addresses as may be designated by the respective Members by notice to the Company from time to time.

Any distribution made, or notice given, to a Member at its last known address as shown on the records of the Company shall be considered effective three (3) days after deposit in any post office or branch post office, regularly maintained by the United States government and shall completely satisfy the obligations of the Company hereunder in respect of such distribution or notice. Any notice to be given by any Member may be given by counsel or attorney-in-fact for that Member.

Section 12.2                                Binding Effect. Unless otherwise provided herein, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees, and assigns, and shall inure to the benefit of the Company, its successors and assigns.

Section 12.3                                Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

Section 12.4                                Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

Section 12.5                                Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such legality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 12.6                                Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

Section 12.7                                Further Action. Each Member, upon the request of the Managing Member, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

Section 12.8                                No Other Beneficiaries. The rights and obligations of the Members under this Agreement are for the exclusive benefit of the Members, and no creditor or other party having dealings with the Company shall have any right or claim hereunder.

Section 12.9                                Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of Member or Members may require.

Section 12.10                          Governing Law. The laws of the State of Connecticut shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members. In the event this Agreement is in conflict with any other agreement among any of the parties hereto, the provisions of this Agreement shall prevail.

Section 12.11                          Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property of the Company.

Section 12.12                          Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 12.13                          Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which the Managing Member may take and all determinations which the Managing Member may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Managing Member. In the event there shall be more than one Managing Member, all such actions and determinations shall be taken and made by the unanimous vote of all Managing Members.

Section 12.14                          Non-Arbitrability. Notwithstanding any other provision of this Agreement or any rules or regulations of any regulatory body, no controversy, claim, or breach arising out of or relating to this Agreement shall be submitted for settlement to a panel of arbitrators, and the

Members agree that any such disputes shall be determined only by a court having jurisdiction thereof in accordance with this Agreement.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above set forth.

IBG HOLDINGS LLC

One Pickwick Plaza Greenwich, CT 06830 Facsimile No.: (203) 618-5934

By:
Name: Thomas Peterffy
Title: Managing Member

INTERACTIVE BROKERS GROUP, INC.

One Pickwick Plaza Greenwich, CT 06830 Facsimile No.: (203) 618-5934

By:
Name: Thomas Peterffy
Title: Chairman, Chief Executive Officer and President